Exhibit T3B-12

BY-LAWS

OF

MAXCOM USA TELECOM, INC.

a New York corporation (the “Corporation”)

ARTICLE I - OFFICES

Section 1.1.                                Location.  The principal address of the Corporation in the State of New York shall be located at such place as is designated in the Certificate of Incorporation of the Corporation, or such other address as is designated by resolution of the Board of the Corporation (the “Board”).  The Corporation may also have other offices at such places within or without the State of New York as the Board may from time to time designate or the business of the Corporation may require.

ARTICLE II - MEETINGS OF SHAREHOLDERS

Section 2.1.                                Annual Meeting.  The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at the principal office of the Corporation in New York State, or at such other place within or without the State of New York as the Board may fix, at such time as may be determined by the Board.

Section 2.2.                                Special Meetings.  Special meetings of shareholders, unless otherwise prescribed by law, may be called at any time by the Board, by the President or by order of the Board pursuant to the written request of the holders of ten percent of the outstanding shares entitled to vote at such special meeting.  At any special meeting, only such business may be transacted which is related to the purpose or purposes set forth in the notice required by

Section 2.4.  Special meetings of shareholders shall be held at such place within or without the State of New York as shall be designated in the notice of meeting.

Section 2.3.                                List of Shareholders Entitled to Vote.  A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by the Corporation’s transfer agent, shall be produced at any meeting of shareholders upon the request of any shareholder thereat or prior thereto.  If the right to vote at any meeting is challenged, the person presiding at such meeting shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

Section 2.4.                                Notice of Meetings.  Written notice of each annual and special meeting of shareholders, other than any meeting the giving of notice of which is otherwise prescribed by law, stating the place, date and hour of the meeting, and, in the case of a special meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting and stating the purpose or purposes for which it is called, shall be given, personally or by first class mail, not fewer than ten nor more than fifty days before such meeting, to each shareholder entitled to vote thereat.  If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to such shareholder at his/her address as it appears on the record of shareholders of the Corporation or, if he/she shall have filed with the Secretary of the Corporation a written request that notices to him/her be mailed to some other address, then directed to him/her at such other address.  An affidavit of the Secretary or other person giving the notice or the transfer agent of the Corporation that notice has been given shall be evidence of the facts stated therein.

Notice of any meeting need not be given to any shareholder who submits a signed waiver of notice, whether before or after the meeting.  The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him/her.

Section 2.5.                                Adjourned Meeting and Notice Thereof.  Any meeting of shareholders may be adjourned to another time or place, and the Corporation may transact at any adjourned meeting any business which might have been transacted on the original date of the meeting.  Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless a new record date is fixed for the adjourned meeting by the Board.  If notice of the adjourned meeting is given, such notice shall be given to each shareholder of record entitled to vote at the adjourned meeting in the manner prescribed in Section 2.4.

Section 2.6.                                Quorum.  At any meeting of shareholders, except as otherwise expressly required by law or the certificate of incorporation of the Corporation (the “Certificate of Incorporation”), the holders of a majority of the shares entitled to vote at such meeting shall constitute a quorum for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business.  In the absence of a quorum, the shareholders present may adjourn any meeting.  When a quorum is once present to organize a meeting, the quorum is not broken by the subsequent withdrawal of any shareholders.

Section 2.7.                                Voting.  Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his/her name on the record of shareholders of the Corporation unless otherwise provided in the Certificate of Incorporation. Directors shall, unless otherwise required by law or by the Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.  Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law or by the Certificate of Incorporation, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.  Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him/her by proxy.  Every proxy must be signed by the shareholder or his/her attorney-in-fact.  No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

Section 2.8.                                Voting Rights of Certain Shares.  Neither treasury shares nor shares held by another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall be counted for quorum purposes or entitled to vote.  Shares held by an administrator, executor, guardian, conservator, committee, or other fiduciary, except a trustee, may be voted by him/her, either in person or by proxy, without transfer of such shares into his/her name.  Shares held by a trustee may be voted by him/her, either in person or by proxy, only after the shares have been transferred into his/her name as trustee or into the name of his/her nominee.  A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee.  Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the bylaws of such corporation may provide, or, in the absence of such provision, as the board of such corporation may determine.  Notwithstanding anything to the contrary in this Section 2.8, the Corporation and its officers and directors may treat the persons in whose names shares stand on the record of shareholders of the Corporation as the owners thereof for all purposes.

Section 2.9.                                Action by Consent of Shareholders.  Unless otherwise provided in the Certificate of Incorporation, whenever shareholders are required or permitted by law, the Certificate of Incorporation or these By-Laws to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

ARTICLE III - BOARD OF DIRECTORS

Section 3.1.                                General Powers.  The business of the Corporation shall be managed under the direction of the Board.  The Board may exercise all such powers of the Corporation and have such authority and do all such lawful acts and things as are permitted by law, the Certificate of Incorporation or these By-Laws.

Section 3.2.                                Number of Directors.  The Board shall initially consist of one member.  The number of directors constituting the board may be fixed or increased or decreased from time to time by action of the shareholders, or the Board by vote of the entire Board; provided that no decrease shall shorten the term of any incumbent director.  As used in this Article, “entire Board” means the total number of directors which the Corporation would have if there were no vacancies in the Board.

Section 3.3.                                Election.  A member of the Board shall be elected to hold office until the next annual meeting.  At each annual meeting of shareholders or at a special meeting in lieu of the annual meeting called for such purpose, a new Board of the Corporation shall be elected.

Section 3.4.                                Term.  A member of the Board shall hold office until the expiration of the term for which he/she is elected and until his/her successor is duly elected and qualified, except in the event of the earlier termination of his/her term of office by reason of death, resignation, removal or other reason.

Section 3.5.                                Resignation and Removal.  Any director may resign at any time upon written notice to the Board, the President or the Secretary.  The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Any director may be removed for cause by vote of the shareholders or by action of the Board.  Any director may be removed without cause by vote of the shareholders.

Section 3.6.                                Newly Created Directorships and Vacancies.  Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason except the removal of directors without cause may be filled by the members of the Board then in office, whether or not a quorum then exists. Vacancies occurring in the Board by reason of the removal of directors without cause may be filled only by vote of the shareholders.  A director elected to fill a vacancy, unless elected by the shareholders, shall hold office until the next meeting of shareholders at which the election of the Board is in the regular order of business, and until his/her successor has been elected and qualified.

Section 3.7.                                Quorum and Voting.  Unless the Certificate of Incorporation provides otherwise, at all meetings of the Board a majority of the entire Board (or the sole director if the Board is then comprised of one director) shall constitute a quorum for the transaction of business or of any specified item of business.  A director interested in a contract or transaction may be counted in determining the presence of a quorum at a meeting of the Board which authorizes the contract or transaction.  The vote of the majority of the directors present (or sole director if the Board is then comprised of one director) at the time of a vote at a meeting at which a quorum is present shall be the act of the Board unless the Certificate of Incorporation shall require the vote of a greater number.

Section 3.8.                                Location of Meetings.  The Board may hold its meetings at any place within or without the State of New York as the Board may from time to time determine.

Section 3.9.                                Annual Meeting of Board.  An annual meeting of the Board shall be called and held for the purpose of organization, election of officers and transaction of any other business.  If such meeting is held promptly after and at the place specified for the annual meeting of shareholders, no notice of the annual meeting of the Board need be given.  Otherwise such annual meeting shall be held at such time (not more than thirty days after the annual meeting of shareholders) and place as may be specified in a notice of the meeting.

Section 3.10.                         Regular Meetings.  Regular meetings of the Board shall be held at the time and place as shall from time to time be determined by the Board.  After there has been such determination and notice thereof has been given to each member of the Board, no further notice shall be required for any such regular meeting.  Except as otherwise by law, any business may be transacted at any regular meeting.

Section 3.11.                         Special Meetings.  Special meetings of the Board may, unless otherwise prescribed by law, be called from time to time by the President, and shall be called by the President or the Secretary upon the written request of a majority of the Board then in office directed to the President or the Secretary.  Except as provided in Section 3.12 below, notice of any special meeting of the Board, stating the time and place of such special meeting, shall be given to each director.

Section 3.12.                         Notice of Meeting; Waiver of Notice.  Notice of any meeting of the Board shall be deemed to be duly given to a director (i) if mailed to such director, addressed to him/her at his/her address as it appears upon the books of the Corporation, or at the address last made known in writing to the Corporation by such director as the address to which such notices are to be sent, at least four days before the day on which such meeting is to be held, or (ii) if sent to him/her at such address by telecopy or overnight mail, not later than two days before the day on which such meeting is to be held, or (iii) if delivered to him/her personally or orally, by telephone or otherwise, not later than the day before the day on which such meeting is to be held.  Each such notice shall state the time and place of the meeting.

Notice of any meeting of the Board need not be given to any director who submits a signed waiver of notice whether before or after the holding of such meeting, or who attends such meeting without protesting, prior thereto or at its commencement, the lack of notice to him/her.

Section 3.13.                         Compensation of Directors.  The Board may from time to time, in its discretion, fix the amounts which shall be payable to any member of the Board for attendance at the meetings of the Board and for services rendered to the Corporation.

Section 3.14.                         Action Without Meeting.  Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board consent in writing to the adoption of a resolution authorizing the action.  The resolution and written consents thereto by the members of the Board shall be filed with the minutes of the proceedings of the Board.

ARTICLE IV - OFFICERS

Section 4.1.                                Officers.  The Board may appoint or elect a President, one or more Vice Presidents, a Secretary and a Treasurer.  The Board may from time to time appoint or elect such additional officers as it may determine.  Such additional officers shall have such titles and such authority and perform such duties as the board of directors may from time to time prescribe.  Any number of offices may be held by the same person.

Section 4.2.                                Election and Term of Principal Officers.  The principal officers of the Corporation shall be elected annually by the Board at each annual meeting of the Board.

If the Board shall fail to fill any principal office at an annual meeting, or if any vacancy in any principal office shall occur, or if any principal office shall be newly created, such principal office may be filled at any regular or special meeting of the Board.

Each principal officer shall hold office for the term for which he/she is elected or appointed, and until his/her successor is duly elected and qualified, or until his/her earlier death, resignation or removal.

Section 4.3.                                Subordinate Officers, Agents and Employees.  In addition to the principal officers, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and such other subordinate officers, agents and employees as the Board may deem advisable, each of whom shall hold office for such period and have such authority and perform such duties as the Board, the President, or any officer designated by the Board, may from time to time determine.  The Board at any time may appoint and remove, or may delegate to any principal officer, the power to appoint and to remove, any subordinate officer, agent or employee of the Corporation.

Section 4.4.                                President.  The President shall preside at all meetings of the Board and the shareholders at which he/she is present.  The President shall be the chief executive officer, and direct the policies, of the Corporation. He/she shall have general management of the business, property and affairs of the Corporation, and general supervision, direction and control over its other officers, its employees and its agents.

Section 4.5.                                Vice President.  In the absence or disability of the President or if the office of President be vacant, the Vice Presidents in the order determined by the Board, or if no such determination has been made in the order of their seniority, shall perform the duties and exercise the powers of the President, subject to the right of the Board at any time to extend or confine such powers and duties or to assign them to others.  Any Vice President may have such additional designation in his/her title as the Board may determine.  The Vice Presidents shall generally assist the President in such manner as the President shall direct.  Each Vice President shall have such other powers and perform such other duties as may be assigned to him/her from time to time by the Board or the President.

Section 4.6.                                Secretary.  The Secretary shall act as Secretary of all meetings of shareholders and of the Board at which he/she is present, shall record all the proceedings of all such meetings in a book to be kept for that purpose, shall have supervision over the giving and service of notices of the Corporation, and shall have supervision over the care and custody of the corporate records of the Corporation.  The Secretary shall have all powers and duties usually incident to the office of Secretary, except as specifically limited by a resolution of the Board.

The Secretary shall have such other powers and perform such other duties as may be assigned to him/her from time to time by the Board or the President.

Section 4.7.                                Treasurer.  The Treasurer shall have general supervision over the care and custody of the funds and over the receipts and disbursements of the Corporation and shall cause the funds of the Corporation to be deposited in the name of the Corporation in such banks or other depositories as the Board may designate.  The Treasurer shall have supervision over the care and safekeeping of the securities of the Corporation.  The Treasurer shall have all powers and duties usually incident to the office of Treasurer, except as specifically limited by a resolution of the Board.  The Treasurer shall have such other powers and perform such other duties as may be assigned to him/her from time to time by the Board or the President.

Section 4.8.                                Bond.  The Board shall have power, to the extent permitted by law, to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his/her duties in such form and with such surety or sureties as the Board may determine.

Section 4.9.                                Delegation of Duties of Officers.  The Board may delegate the duties and powers of any officer of the Corporation to any other officer or to any director for a specified period of time for any reason that the Board may deem sufficient.

Section 4.10.                         Removal and Resignation of Officers.  Any officer of the Corporation may be removed with or without cause by resolution of the Board.  Any officer may resign at any time by giving written notice of resignation to the Board, to the President or to the Secretary.  Any such resignation shall take effect upon receipt of such notice or at any later time specified therein.  Unless otherwise specified in the notice, the acceptance of a resignation shall not be necessary to make the resignation effective.

ARTICLE V - CAPITAL STOCK

Section 5.1.                                Issuance of Certificates for Stock.  Each shareholder of the Corporation shall be entitled to a certificate or certificates in such form as shall be approved by the Board, certifying the number of shares of capital stock of the Corporation owned by such shareholder.

Section 5.2.                                Signatures on Stock Certificates.  Certificates for shares of capital stock of the Corporation shall be signed by (i) the President or a Vice President, and (ii) the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer.

Section 5.3.                                Stock Ledger.  A record of all certificates for capital stock issued by the Corporation shall be kept by the Secretary or any other officer, employee or agent designated by the Board.  Such record shall show the name and address of each shareholder, the number and class of shares held by each and the date when each became the owner of record thereof, and, in the case of certificates which have been cancelled, the dates of cancellation thereof.

The Corporation shall be entitled to treat the holder of record of shares of capital stock as shown on the stock ledger as the owner thereof and as the person entitled to receive dividends thereon, to vote such shares, to receive notice of meetings, and for all other purposes.  Prior to due presentment for registration of transfer of any certificate for shares of capital stock of the Corporation, the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share of capital stock represented by such certificate on the part of any other person whether or not the Corporation shall have express or other notice thereof.

Section 5.4.                                Regulations Relating to Transfer.  The Board may make such rules and regulations as it may deem expedient, not inconsistent with law, the Certificate of Incorporation or these By-Laws concerning issuance, transfer and registration of certificates for shares of capital stock of the Corporation.  The Board may appoint, or authorize any principal officer to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars and may require all certificates for capital stock to bear the signature or signatures of any of them.

Section 5.5.                                Transfers.  Transfers of capital stock shall be made on the books of the Corporation only upon delivery to the Corporation or its transfer agent of (i) a written direction of the registered holder named in the certificate or such holder’s attorney lawfully constituted in writing, (ii) the certificate for the shares of capital stock being transferred, and (iii) a written assignment of the shares of capital stock evidenced thereby.

Section 5.6.                                Cancellation.  Each certificate for capital stock surrendered to the Corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate (other than pursuant to Section 5.7) until such existing certificate shall have been cancelled.

Section 5.7.                                Lost, Destroyed, Stolen and Mutilated Certificates.  In the event that any certificate for shares of capital stock of the Corporation shall be mutilated the Corporation shall issue a new certificate in place of such mutilated certificate.  In case any such certificate shall be lost, stolen or destroyed the Corporation may, in the discretion of the Board designated thereby with power to so act, issue a new certificate for capital stock in the place of any such lost, stolen or destroyed certificate.  The applicant for any substituted certificate or certificates shall surrender any mutilated certificate or, in the case of any lost, stolen or destroyed certificate, furnish satisfactory proof of such loss, theft or destruction of such certificate and of the ownership thereof.  The Board may, in its discretion, require the owner of a lost, stolen or destroyed certificate, or his/her representatives, to furnish to the Corporation a bond with an acceptable surety or sureties and in such sum as will be sufficient to indemnify the Corporation against any claim that may be made against it on account of the lost, stolen or destroyed certificate or the issuance of such new certificate.  A new certificate may be issued without requiring a bond when, in the judgment of the Board, it is proper to do so.

ARTICLE VI - INDEMNIFICATION

Section 6.1.                                Indemnification.  The Corporation shall, to the full extent permitted by applicable law, indemnify any person:

(a)         made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he/she, his/her testator or intestate, is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him/her in connection with the defense or settlement of such action, or in connection with an appeal therein if such director, officer, employee or agent acted, in good faith, for a purpose which he/she reasonably believed to be in, or, in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court on which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper; and

(b)         made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, which any director, officer, employee or agent of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he/she, his/her testator or intestate, was a director, officer, employee or agent of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he/she reasonably believed to be in, or, in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his/her conduct was unlawful.

A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in subsection (a) or (b) above shall be entitled to indemnification as set forth in these By-Laws and as authorized by law.

The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director, officer, employee or agent did not act, in good faith, for a purpose for which he/she reasonably believed to be in, or in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of, the Corporation or that he/she had reasonable cause to believe that his/her conduct was unlawful.

Any indemnification by the Corporation pursuant hereto shall be only made in the manner and to the extent authorized by applicable law, and any such indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.  No indemnification shall be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his/her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he/she personally gained in fact a financial profit or other advantage to which he/she was not legally entitled.

Section 6.2.                                Advancement of Expenses.  Expenses incurred in defending a civil or criminal action or proceeding may be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt by the Board of the Corporation of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it is ultimately found that under Section 725 of the New York Business Corporation Law (“BCL”) that such person was not entitled to indemnification or, where indemnification is granted, to the extent the expense so advanced by the Corporation exceed the indemnification to which he/she is entitled.

Section 6.3.                                Indemnification Insurance.  To the extent permitted by law, the Corporation shall have power to purchase and maintain insurance (i) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of officers, directors, employees or agents and (ii) to indemnify officers, directors, employees or agents in instances in which they may be indemnified by the Corporation under the BCL and (ii) to indemnify officers, directors, employees or agents in instances in which they may not otherwise be indemnified by the Corporation under the BCL, provided the contract of insurance covering such officers, directors, employees or agents provides, in a manner acceptable to the New York State superintendent of insurance, for a retention amount and for co-insurance.

The indemnification insurance will not be allowed to provide payment, other than cost of defense, to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication adverse to the insured director, officer, employee or agent establishes that his/her acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he/she personally gained in fact a financial profit or other advantage to which he/she was not legally entitled to.

ARTICLE VII - MISCELLANEOUS PROVISIONS

Section 7.1.                                Corporate Seal.  The Corporation shall not be required to keep and maintain a seal of the Corporation.

Section 7.2.                                Fiscal Year.  The fiscal year of the Corporation shall end on December 31 of each year, or such other twelve consecutive months as the Board may designate.

Section 7.3.                                Execution of Instruments, Contracts, etc. All checks, drafts, bills of exchange, notes or other obligations or orders for the payment of money shall be signed in the name of the Corporation by such officer or officers or person or persons as the Board may from time to time designate.

Except as otherwise provided by law, the Board, may authorize any officer, employee or agent, in the name of and on behalf of the Corporation, to enter into or execute and deliver deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.  Each of the President, Vice President, Secretary and Treasurer shall be authorized to enter into or execute and deliver deeds, bonds, mortgages, contracts and other obligations or instruments on behalf of the Corporation.

All applications, written instruments and papers required by any department of the United States Government or by any state, county, municipal or other governmental authority, may be executed in the name of the Corporation by any principal officer or subordinate officer of the Corporation.  Such designation may contain the powers to substitute, in the discretion of the person named, one or more other persons.

ARTICLE VIII - AMENDMENTS

These By-Laws may be amended or repealed, or new bylaws may be adopted, by a majority of the votes cast by the shares entitled to vote in the election of any directors or by the Board.  Any bylaws adopted by the Board may be amended or repealed by the shareholders entitled to vote thereon as herein provided.

If any bylaw regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the bylaw so amended, adopted or repealed, together with a concise statement of the changes made.